Exhibit 10.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent reserves engineers for Repsol YPF S.A. (Repsol), Netherland, Sewell & Associates, Inc. (NSAI) hereby confirms that it has granted and not withdrawn its consent to the reference to NSAI’s review of Repsol’s reserves as of September 30, 2008, in the form and context disclosed by Repsol in Section 2.2 “Oil and Gas Reserves” in Repsol’s annual report on Form 20-F for the year ended December 31, 2008; and in the “Supplementary Information on Oil and Gas Exploration and Production Activities (unaudited information)” in the Consolidated Financial Statements included therein. NSAI audited certain areas in Argentina, which Repsol has an interest.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

June 26, 2009

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